Exhibit 99.1

Allied Capital Declares Dividend of $0.57 Per Share
Earnings to be Released April 22, 2003; Conference Call Scheduled

April 17, 2003 — Washington, DC — Allied Capital Corporation (NYSE: ALD) today announced that it has declared a second quarterly dividend of $0.57 per share. This dividend represents the 159th consecutive quarterly dividend for Allied Capital shareholders since 1963. Allied Capital distributed a total of $2.23 per share to shareholders for 2002, including $2.20 in regular quarterly dividends.

The dividend is payable as follows:

Record date: June 13, 2003
Payable date: June 27, 2003

Earnings to be Released April 22, 2003; Investor Web Cast/Conference Call Scheduled

Allied Capital Corporation will release first quarter results on Tuesday, April 22, 2003 before the market opens. The company will host a webcast/ conference call at 10:15 a.m. (Eastern Time) that morning to discuss the results for the year. All interested parties are welcome to attend the live webcast, which will be hosted through our web site at www.alliedcapital.com. Please visit the web site to test your connection before the call. You can also access the conference call by dialing (888) 689-4612 approximately 15 minutes prior to the call. International callers should dial (706) 645-0106. All callers should reference the passcode “Allied Capital”.

An archived replay of the event will be available on our web site or by calling (800) 642-1687 through May 6, 2003 (international callers please dial (706) 645-9291). Please reference passcode “9440173”. For complete information about the webcast/conference call and the replay, please visit our web site or call Allied Capital Investor Relations at (888) 818-5298.

About Allied Capital

Allied Capital is the nation’s largest business development company and provides long-term debt and equity investment capital to support the expansion of companies in a variety of industries. The company also participates in the real estate capital markets as an investor in non-investment grade commercial mortgage-backed securities. The company is headquartered in Washington, DC. For more information, please visit the web site at www.alliedcapital.com, call Allied Capital Investor Relations toll-free at (888) 818-5298, or e-mail us at ir@alliedcapital.com.

Forward-Looking Statements

The information contained in this press release contains forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, and these factors are enumerated in Allied Capital’s filings with the Securities and Exchange Commission.